                                                                    EXHIBIT 99.1

[BANCORPSOUTH LOGO]


Contact:
L. Nash Allen, Jr.                                   Gary C. Bonds
Treasurer and Chief Financial                        Senior Vice President and
  Officer                                              Controller
662/680-2330                                         662/680-2332

  BANCORPSOUTH, INC. ANNOUNCES FINANCIAL RESULTS FOR THE FOURTH QUARTER OF 2005

              REPORTS GROWTH IN NET INCOME AND NET INTEREST REVENUE

TUPELO, Miss., January 23, 2006 /PRNewswire-FirstCall via COMTEX/ -- BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the fourth quarter and twelve-months ended December 31, 2005.

         Highlights of the fourth quarter of 2005 included:

o An increase in net income and net income per diluted share of 41.5 percent and 37.5 percent, respectively, for the fourth quarter of 2005 as compared to the fourth quarter of 2004.

o Growth in demand deposits of 13.5 percent at the end of 2005 from the end of 2004, the second consecutive quarter of double-digit percentage growth in comparable-period demand deposits.

o The continued growth of net interest revenue, which, on a comparable-quarter basis, increased 10.3 percent for the fourth quarter of 2005, 6.6 percent for the third quarter, 4.8 percent for the second quarter and 4.4 percent for the first quarter.

o The improvement in net interest margin in a challenging interest rate environment to 3.64 percent for the fourth quarter of 2005 from 3.51 percent for the fourth quarter of 2004 and 3.61 percent for the third quarter of 2005.

o The opening of loan production offices in Fayetteville, Arkansas and Gulf Shores, Alabama, further building BancorpSouth's presence in dynamic markets in Northwest Arkansas and the Alabama Gulf Coast.

o The completion of the acquisition of American State Bank Corporation, headquartered in Jonesboro, Arkansas, expanding the Company's presence in growing markets in Northeast Arkansas.

                                     -MORE-

Box 789 o Tupelo, MS 38802-0789 o (662) 680-2000
BANCORPSOUTH, INC. is a financial holding company.

BXS Announces Fourth-Quarter Results
Page 2
January 23, 2006

Fourth-Quarter 2005 Summary Results

For the fourth quarter of 2005, BancorpSouth's net income increased 41.5 percent to $34.8 million from $24.6 million for the fourth quarter of 2004. Net income per diluted share for the fourth quarter of 2005 was $0.44, up 37.5 percent from $0.32 for the fourth quarter of 2004.

The Company's results for the fourth quarter of 2005 included a net positive impact of $0.07 per diluted share, related to Hurricane Katrina. The net positive impact consisted of a $2.8 million reduction in the Company's previous provision for credit losses related to the hurricane and a $6.9 million gain from insurance proceeds relating to the hurricane, offset by lost non-interest revenue of approximately $415,000, primarily from the Company's waiver of certain fees and service charges for customers in the affected area. In addition, the fourth quarter of 2005 results included the positive impact of $0.01 per diluted share related to a $761,000 reversal of previous impairment of the Company's mortgage servicing asset ("MSA") and $10,000 of net securities gains. Results for the fourth quarter of 2004 included the net negative impact of $0.01 per diluted share related to a $305,000 reversal of a previously recorded charge for impairment of the Company's MSA and $1.5 million of net securities losses.

Excluding the impact of Hurricane Katrina, changes in the valuation of the MSA and net securities gains or losses, the Company's net income increased 13.1 percent to $28.6 million for the fourth quarter of 2005 from $25.3 million for the fourth quarter of 2004. Net income per diluted share rose 9.1 percent to $0.36 for the fourth quarter of 2005 from $0.33 for the fourth quarter of 2004. Please see page 15 of this press release for reconciliation of GAAP and non-GAAP results.

2005 Summary Results

BancorpSouth's net income for 2005 rose 4.1 percent to $115.2 million, or $1.47 per diluted share, from $110.6 million, or $1.43 per diluted share, for 2004. Excluding the impact of Hurricane Katrina, changes in the valuation of the MSA and net securities gains or losses, net income for 2005 increased 6.4 percent to $114.7 million, or $1.46 per diluted share, from $107.9 million, or $1.38 per diluted share, for 2004. Please see page 15 of this press release for reconciliation of GAAP and non-GAAP results.

Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth, remarked, "Our financial and operating results for the fourth quarter of 2005 and throughout the year have demonstrated the results of steady improvement in our markets. Even with the impact of Hurricane Katrina on loan demand in the second half of 2005, growth in key measures of our traditional banking business, such as interest revenue and net interest revenue, continued in each quarter of the year, and we completed 2005 with stronger credit quality and an improved net interest margin than at the end of 2004. As a result, BancorpSouth is well positioned to benefit from significant organic and acquisition-related growth opportunities throughout its six-state franchise and in contiguous markets, as well as from the unprecedented rebuilding efforts along the Gulf Coast."

                                     -MORE-

BXS Announces Fourth-Quarter Results
Page 3
January 23, 2006

Net Interest Revenue

Interest revenue for the fourth quarter of 2005 increased 18.8 percent, or $23.7 million, to $150.0 million from $126.3 million for the fourth quarter of 2004 and 5.8 percent from $141.8 million for the third quarter of 2005. Interest expense increased 35.6 percent, or $15.1 million, to $57.7 million for the fourth quarter of 2005 from $42.6 million for the fourth quarter of 2004 and 8.2 percent from $53.3 million for the third quarter of 2005.

The average taxable equivalent yield on earning assets increased to 5.86 percent for the fourth quarter of 2005 from 5.25 percent for the fourth quarter of 2004 and 5.74 percent for the third quarter of 2005. The average rate paid on interest bearing liabilities was 2.69 percent for the fourth quarter of 2005, compared with 2.07 percent for the fourth quarter of 2004 and 2.54 percent for the third quarter of 2005.

Net interest revenue increased 10.3 percent to $92.3 million for the fourth quarter of 2005 from $83.7 million for the fourth quarter of 2004 and 4.3 percent from $88.4 million for the third quarter of 2005. Net interest margin was 3.64 percent for the fourth quarter of 2005 compared with 3.51 percent for the fourth quarter of 2004 and 3.61 percent for the third quarter of 2005.

Patterson continued, "The double-digit increase in net interest revenue for the fourth quarter of 2005 compared to the fourth quarter of 2004 reflected our continuing trend of accelerating growth. In addition to reflecting the expansion of our loan portfolio, this growth was driven by our continuous efforts to optimize our asset/liability mix during a challenging interest rate environment. As throughout 2005, asset yields improved for the quarter as we priced new loans in a rising rate environment and invested maturing securities in either higher-rate loans or short-term investments. Although the average rate paid on interest bearing liabilities also rose for the quarter, the increase was mitigated by our continuing strategy of funding loan growth partially through lower cost demand deposits rather than higher cost liabilities."

Deposit and Loan Activity

Total assets at December 31, 2005, increased 8.5 percent to $11.8 billion from $10.8 billion at December 31, 2004. Total deposits grew 6.1 percent to $9.6 billion at December 31, 2005, from $9.1 billion at December 31, 2004. Loans and leases, net of unearned interest, increased 7.8 percent to $7.4 billion at December 31, 2005, from $6.8 billion at December 31, 2004.

"Our loan growth on both a comparable- and sequential-quarter basis for the fourth quarter of 2005, even with the disruption to the Mississippi Gulf Coast market, reflected continued economic expansion, as well as the strategic benefits of our geographically diverse markets." added Patterson. "Our fourth-quarter results also benefited from the strengthening of this geographic diversity through our acquisitions over the last 12 months in Brentwood, Tennessee, Baton Rouge, Louisiana, and Jonesboro, Arkansas. We expect our new loan production offices opened in Fayetteville, Arkansas and Gulf Shores, Alabama will further contribute to expanding our markets for loans. Continuing trends that were evident throughout 2005, our deposit growth

                                     -MORE-

BXS Announces Fourth-Quarter Results
Page 4
January 23, 2006


for the fourth quarter of 2005 compared with the fourth quarter of 2004 was driven by a 24.7 percent increase in noninterest bearing demand deposits and a
7.6 percent increase in interest bearing demand deposits. Time deposits at the end of 2005 remained stable compared to the end of 2004, as we continued to balance the needs of our core deposit relationships and our asset/liability management strategy."

Provision for Credit Losses and Allowance for Credit Losses

The provision for credit losses for the fourth quarter of 2005 declined 61.3 percent to $2.0 million from $5.1 million for the fourth quarter of 2004 and
86.6 percent from $14.7 million for the third quarter of 2005. As previously noted, the $10.4 million provision for credit losses in the third quarter of 2005 relating to the impact of Hurricane Katrina was reduced by $2.8 million in the fourth quarter of 2005 as contacts with many customers have been re-established and losses related to loans in the impacted area are not expected to be as great as originally anticipated in September immediately following the hurricane. Excluding this reduction, the provision for credit losses declined
6.2 percent for the fourth quarter of 2005 from the fourth quarter of 2004. Annualized net charge-offs were 0.16 percent of average loans and leases for the fourth quarter of 2005 compared with 0.32 percent for the fourth quarter of 2004 and 0.27 percent for the third quarter of 2005.

Non-performing loans and leases fell 15.3 percent to $28.8 million, or 0.39 percent of loans and leases, at December 31, 2005, from $34.0 million, or 0.50 percent of loans and leases, at December 31, 2004, while increasing 20.6 percent from $23.9 million, or 0.34 percent of loans and leases, at September 30, 2005. The allowance for credit losses increased to 1.38 percent of loans and leases at December 31, 2005, from 1.34 percent of loans and leases at December 31, 2004 and declined from 1.43 percent of loans and leases at September 30, 2005.

Patterson said, "During the fourth quarter of 2005, we were pleased to reduce a portion of our third-quarter provision for credit losses related to Hurricane Katrina after a careful review of our exposure in the affected area. Although the aggregate impact of the storm on our financial condition and results of operation may not be known for some time, we are encouraged that our loss exposure appears less than originally estimated. Because of payment date extensions to customers as part of our hurricane-relief efforts, none of the loans associated with our hurricane-related provision for credit losses are included in non-performing loans and leases at year end or annualized charge-offs for the quarter. Nonetheless, we remain confident of our high credit quality, as nonperforming loans and leases declined on a comparable-quarter basis for the eighth consecutive quarter and reserve coverage, or allowance for credit losses to nonperforming loans and leases, was 350 percent at the end of 2005."

Noninterest Revenue

Noninterest revenue increased 22.8 percent to $53.7 million for the fourth quarter of 2005 compared with $43.7 million for the fourth quarter of 2004. As discussed above, noninterest revenue for the fourth quarter of 2005 included a net positive impact of $7.2 million, consisting of hurricane-related insurance proceeds, the recovery of a previously recorded impairment of the

                                     -MORE-

BXS Announces Fourth-Quarter Results
Page 5
January 23, 2006

MSA and net securities gains, offset by lost noninterest revenue related to hurricane relief. Noninterest revenue for the fourth quarter of 2004 included a net negative impact of $1.2 million, consisting of a reversal of a previously recorded charge for impairment of the Company's MSA and net securities losses. Excluding these items, noninterest revenue increased 3.5 percent for the fourth quarter of 2005 from the fourth quarter of 2004.

"Our noninterest revenue for the fourth quarter reflected the continuing and anticipated impact of a rising interest rate environment on our mortgage business, as well as reduced insurance commission revenues resulting from Hurricane Katrina," Patterson stated. "The hurricane primarily affected one of our three insurance agencies, which operates in the Mississippi Gulf Coast region, and was the major contributor to a reduction in insurance commission growth for the second half of 2005 to 2.1 percent over the second half of 2004, compared with 9.6 percent growth for the first half of 2005 over the same period in 2004. We are confident of the long-term growth potential our insurance business represents, and we remain fully committed to our strategy of building noninterest revenues both to provide more comprehensive services to our customers and to reduce the Company's exposure to interest rate risk."

Noninterest Expense

Noninterest expense increased 5.0 percent to $92.3 million for the fourth quarter of 2005 from $87.9 million for the fourth quarter of 2004 and increased
3.1 percent from $89.5 million for the third quarter of 2005. The growth in noninterest expense primarily resulted from additional salaries and employee benefits associated with the acquisitions of three banks since late December 2004 and increased occupancy costs from opening new offices during 2005.

Capital Management

BancorpSouth repurchased 219,100 shares of its common stock during the fourth quarter of 2005 under the stock repurchase plan authorized in April 2005 for the repurchase of up to 3 million shares. With 340,500 shares repurchased under this plan through the end of 2005 combined with the shares repurchased under earlier plans, BancorpSouth had repurchased approximately 10.9 million shares of its common stock as of December 31, 2005, or approximately 13 percent of the shares outstanding when the original share repurchase program was initiated in 2001. BancorpSouth will continue to evaluate additional share repurchases under the April 2005 plan, which authorizes these repurchases during a two-year period expiring April 30, 2007.

Summary

Patterson said, "We are encouraged by the improving environment for our traditional banking business during 2005, which we have further supported through our strategies for organic growth and acquisition. In addition, we remain confident that BancorpSouth is uniquely positioned in its markets because of its focus on providing high quality, community bank-style service to its consumer and small to mid-sized business customers, backed by the sophisticated and comprehensive product lines and infrastructure of a large regional bank.

                                     -MORE-

BXS Announces Fourth-Quarter Results
Page 6
January 23, 2006

"The strength of the Company's people and the depth of their involvement in their communities have been especially evident since the disaster created by Hurricane Katrina. We expect BancorpSouth to be deeply involved in helping to rebuild and renew the Gulf Coast. Both our new loan production office in Gulf Shores, Alabama and our recent approval for a new full-service branch office in Bay St. Louis, Mississippi are tangible evidence of this commitment. Because of the combination of our outstanding team, the growth opportunities within and contiguous to our six-state franchise, our high credit quality and our financial strength, BancorpSouth enters 2006 with undiminished prospects for long-term growth."

Conference Call

BancorpSouth will conduct a conference call to discuss its fourth quarter results today, January 23, 2005, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth's website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth's website for at least two weeks following the call.

Forward-Looking Statements

Certain statements contained in this news release may not be based on historical facts and are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as "anticipate," "believe," "estimate," "expect," "may," "might," "will," "would," "could" or "intend." These forward-looking statements may include, without limitation, statements relating to the contribution of our new loan production offices to expanding our loan markets, the magnitude of loan-related losses in the area impacted by Hurricane Katrina, the aggregate impact of Hurricane Katrina on our financial condition and results of operation, the impact of a rising interest rate environment on our mortgage business, purchases under our common stock repurchase plan, our involvement in rebuilding and renewing the Gulf Coast and the reconciliation of GAAP and non-GAAP results.

We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors may include, but are not limited to, the rate of economic recovery in the region affected by Hurricane Katrina, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to continue to fund growth with lower cost demand deposits rather than higher cost liabilities, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, possible adverse rulings, judgments, settlements and other outcomes of pending litigation, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth's operating or expansion strategy, the ability of BancorpSouth to diversify

                                     -MORE-

BXS Announces Fourth-Quarter Results
Page 7
January 23, 2006

revenue, geographic concentration of BancorpSouth's assets, availability of and costs associated with obtaining adequate and timely sources of liquidity, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to leverage opportunities, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter fast-growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth's filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi with approximately $11.8 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 270 commercial banking, insurance, trust and broker/dealer locations in Alabama, Arkansas, Louisiana, Mississippi, Tennessee and Texas.

                                     -MORE-

BANCORPSOUTH, INC.
SELECTED FINANCIAL DATA

                                                          Three Months Ended               Twelve Months Ended
                                                             December 31,                      December 31,
                                                     ----------------------------      ----------------------------
                                                        2005             2004             2005             2004
                                                     -----------      -----------      -----------      -----------
(Dollars in thousands, except per share amounts)
EARNINGS SUMMARY:
Net interest revenue                                 $    92,270      $    83,668      $   355,557      $   333,792
Provision for credit losses                                1,975            5,104           24,467           17,485
Noninterest revenue                                       53,708           43,736          198,812          183,519
Noninterest expense                                       92,326           87,928          362,102          342,945
                                                     -----------      -----------      -----------      -----------
Income before income taxes                                51,677           34,372          167,800          156,881
Income tax provision                                      16,871            9,778           52,601           46,261
                                                     -----------      -----------      -----------      -----------
Net income                                           $    34,806      $    24,594      $   115,199      $   110,620
                                                     ===========      ===========      ===========      ===========
Earning per share:  Basic                            $      0.44      $      0.32      $      1.47      $      1.44
                                                     ===========      ===========      ===========      ===========
                    Diluted                          $      0.44      $      0.32      $      1.47      $      1.43
                                                     ===========      ===========      ===========      ===========


BALANCE SHEET DATA AT DECEMBER 31:
Total assets                                                                           $11,769,164      $10,848,193
Total earning assets                                                                    10,622,578        9,944,432
Loans and leases, net of unearned interest                                               7,365,555        6,836,698
Allowance for credit losses                                                                101,500           91,673
Total deposits                                                                           9,607,258        9,059,091
Common shareholders' equity                                                                978,143          916,428
Book value per share                                                                         12.34            11.74


AVERAGE BALANCE SHEET DATA:
Total assets                                         $11,312,267      $10,569,902      $10,968,916      $10,555,133
Total earning assets                                  10,314,889        9,744,155       10,023,974        9,750,548
Loans and leases, net of unearned interest             7,165,025        6,527,002        7,026,009        6,387,656
Total deposits                                         9,336,366        8,851,405        9,110,411        8,816,520
Common shareholders' equity                              960,009          879,434          934,646          873,264

NON-PERFORMING ASSETS AT DECEMBER 31:
Non-accrual loans and leases                                                           $     8,816      $    12,335
Loans and leases 90+ days past due                                                          17,744           19,554
Restructured loans and leases                                                                2,239            2,122
Other real estate owned                                                                     15,947           14,741

Net charge-offs as a percentage
     of average loans (annualized)                          0.16%            0.32%            0.23%            0.31%

PERFORMANCE RATIOS (ANNUALIZED):
Return on average assets                                    1.22%            0.93%            1.05%            1.05%
Return on common equity                                    14.38%           11.13%           12.33%           12.67%

Net interest margin                                         3.64%            3.51%            3.64%            3.52%

Average shares outstanding - basic                    78,415,796       76,518,126       78,266,018       76,957,920
Average shares outstanding - diluted                  78,707,893       76,966,334       78,596,899       77,378,136


                               BANCORPSOUTH, INC.
                           CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                                             December 31,
                                                   ------------------------------              %
                                                       2005              2004               Change
                                                   ------------      ------------         ---------
                                                      (Dollars in thousands)
Assets
Cash and due from banks                            $    461,659      $    315,849             46.16%
Interest bearing deposits with other banks                6,809             6,687              1.82%
Held-to-maturity securities, at amortized cost        1,412,529         1,274,920             10.79%
Available-for-sale securities, at fair value          1,353,882         1,681,729            (19.49%)
Trading securities, at fair value                            --            31,758           (100.00%)
Federal funds sold and securities
     purchased under agreement to resell                409,531            27,414               N/A
Loans and leases                                      7,401,212         6,865,044              7.81%
  Less:  Unearned interest                              (35,657)          (28,346)            25.79%
         Allowance for credit losses                   (101,500)          (91,673)            10.72%
                                                   ------------      ------------

Net loans and leases                                  7,264,055         6,745,025              7.70%
Loans held for sale                                      74,271            85,225            (12.85%)
Premises and equipment, net                             261,172           228,524             14.29%
Accrued interest receivable                              78,730            66,471             18.44%
Goodwill                                                138,754           109,719             26.46%
Other assets                                            307,772           274,872             11.97%
                                                   ------------      ------------
    Total Assets                                   $ 11,769,164      $ 10,848,193              8.49%
                                                   ============      ============
Liabilities
Deposits:
  Demand:  Noninterest bearing                     $  1,798,892      $  1,442,067             24.74%
           Interest bearing                           2,965,057         2,754,535              7.64%
  Savings                                               729,279           762,989             (4.42%)
  Other time                                          4,114,030         4,099,500              0.35%
                                                   ------------      ------------
Total deposits                                        9,607,258         9,059,091              6.05%
Federal funds purchased and
    securities sold under agreement
    to repurchase                                       748,139           455,908             64.10%
Other short-term borrowings                               2,000            12,500            (84.00%)
Accrued interest payable                                 24,435            17,939             36.21%
Junior subordinated debt securities                     144,847           138,145              4.85%
Long-term debt                                          137,228           141,094             (2.74%)
Other liabilities                                       127,114           107,088             18.70%
                                                   ------------      ------------

Total Liabilities                                    10,791,021         9,931,765              8.65%
Shareholders' Equity
Common stock                                            198,093           195,095              1.54%
Capital surplus                                         108,961            81,122             34.32%
Accumulated other comprehensive income (loss)           (15,256)             (802)              N/A
Retained earnings                                       686,345           641,013              7.07%
                                                   ------------      ------------
Total Shareholders' Equity                              978,143           916,428              6.73%
                                                   ------------      ------------

Total Liabilities & Shareholders' Equity           $ 11,769,164      $ 10,848,193              8.49%
                                                   ============      ============

                               BancorpSouth, Inc.
                  Consolidated Condensed Statements of Income
                 (Dollars in thousands, except per share data)
                                  (Unaudited)

                                                                        Quarter Ended                            Year To Date
                                                    ------------------------------------------------------   --------------------
                                                     Dec 2005  Sept 2005   Jun 2005    Mar 2005   Dec 2004    Dec 2005   Dec 2004
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------
INTEREST REVENUE:
Loans and leases                                    $ 121,243  $ 115,800  $ 109,874   $ 103,805  $  96,666   $ 450,722  $ 374,033
Deposits with other banks                                 177        166        139         111        135         593        653
Federal funds sold and securities purchased
   under agreement to resell                            3,052      1,061        197         391        272       4,701      1,195
Held-to-maturity securities:
    Taxable                                            10,461      9,160      9,452       9,766     10,812      38,839     45,734
    Tax-exempt                                          1,696      1,667      1,557       1,598      1,621       6,518      6,804
Available-for-sale securities:
    Taxable                                            11,048     11,761     12,765      13,745     14,516      49,319     60,204
    Tax-exempt                                          1,400      1,481      1,491       1,677      1,584       6,049      6,605
Loans held for sale                                       920        686        571       1,018        649       3,195      2,401
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------
        Total interest revenue                        149,997    141,782    136,046     132,111    126,255     559,936    497,629
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------

INTEREST EXPENSE:
Deposits                                               47,970     44,790     40,432      37,905     36,103     171,097    139,133
Fed funds purchased and securities sold
   under agreement to repurchase                        4,896      3,692      2,590       2,161      1,726      13,339      5,226
Other                                                   4,861      4,859      5,307       4,916      4,758      19,943     19,478
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------
        Total interest expense                         57,727     53,341     48,329      44,982     42,587     204,379    163,837
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------

        Net interest revenue                           92,270     88,441     87,717      87,129     83,668     355,557    333,792
  Provision for credit losses                           1,975     14,725      2,980       4,787      5,104      24,467     17,485
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------
        Net interest revenue, after provision for
          credit losses                                90,295     73,716     84,737      82,342     78,564     331,090    316,307
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------

NONINTEREST REVENUE:
Mortgage lending                                        2,191      4,207     (2,453)      5,628      2,041       9,573     11,593
Service charges                                        15,852     15,860     16,411      14,726     15,533      62,849     61,873
Trust income                                            2,412      2,161      2,004       1,889      2,111       8,466      7,698
Security gains, net                                        11         20        371          70     (1,484)        472       (661)
Insurance commissions                                  14,411     14,830     14,425      15,932     14,282      59,598     56,338
Other                                                  18,831     11,085     12,264      15,674     11,253      57,854     46,678
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------
        Total noninterest revenue                      53,708     48,163     43,022      53,919     43,736     198,812    183,519
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------

NONINTEREST EXPENSES:
Salaries and employee benefits                         53,959     52,173     52,578      53,240     50,852     211,950    198,692
Occupancy, net of rental income                         7,133      6,751      6,841       6,412      6,649      27,137     24,953
Equipment                                               5,592      5,501      5,637       5,449      5,329      22,179     21,815
Other                                                  25,642     25,088     25,519      24,587     25,098     100,836     97,485
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------
        Total noninterest expenses                     92,326     89,513     90,575      89,688     87,928     362,102    342,945
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------
        Income before income taxes                     51,677     32,366     37,184      46,573     34,372     167,800    156,881
Income tax expense                                     16,871      9,507     11,394      14,829      9,778      52,601     46,261
                                                    ---------  ---------  ---------   ---------  ---------   ---------  ---------
        Net income                                  $  34,806  $  22,859  $  25,790   $  31,744  $  24,594   $ 115,199  $ 110,620
                                                    =========  =========  =========   =========  =========   =========  =========

Net income per share: Basic                         $    0.44  $    0.29  $    0.33   $    0.41  $    0.32   $    1.47  $    1.44
                                                    =========  =========  =========   =========  =========   =========  =========
                     Diluted                        $    0.44  $    0.29  $    0.33   $    0.40  $    0.32   $    1.47  $    1.43
                                                    =========  =========  =========   =========  =========   =========  =========

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                  (Unaudited)

                                                    Quarter Ended
                                                   December 31, 2005
                                        -----------------------------------------
                                          Average                        Yield/
(Taxable equivalent basis)                Balance        Interest        Rate
                                        ------------   ------------  ------------
ASSETS
Loans, loans held for sale,
  and leases net of unearned interest   $  7,242,759   $    122,802          6.73%
Held-to-maturity securities:
  Taxable                                  1,180,429         10,462          3.52%
  Tax-exempt                                 154,869          2,609          6.68%
Available-for-sale securities:
  Taxable                                  1,303,933         11,048          3.36%
  Tax-exempt                                 120,821          2,154          7.07%
Short-term investments                       312,078          3,227          4.10%
                                        ------------   ------------
  Total interest earning
    assets and revenue                    10,314,889        152,302          5.86%
Other assets                               1,099,786
Less:  allowance for credit losses          (102,408)
                                        ------------
    Total                               $ 11,312,267
                                        ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing             $  2,888,641   $     11,697          1.61%
  Savings                                    722,108          1,451          0.80%
  Other time                               4,029,764         34,822          3.43%
Short-term borrowings                        601,703          4,915          3.24%
Junior subordinated debt                     140,403          2,835          8.01%
Long-term debt                               137,353          2,008          5.80%
                                        ------------   ------------
  Total interest bearing
    liabilities and expense                8,519,972         57,728          2.69%
Demand deposits -
  noninterest bearing                      1,695,853
Other liabilities                            136,433
                                        ------------
  Total liabilities                       10,352,258
Shareholders' equity                         960,009
                                        ------------
  Total                                 $ 11,312,267
                                        ============   ------------
Net interest revenue                                   $     94,574
                                                       ============
Net interest margin                                                          3.64%
Net interest rate spread                                                     3.17%
Interest bearing liabilities to
   interest earning assets                                                  82.60%

Net interest tax equivalent adjustment                 $      2,305

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                  (Unaudited)

                                                      Quarter Ended
                                                     December 31, 2004
                                         -------------------------------------------
                                           Average                         Yield/
(Taxable equivalent basis)                 Balance        Interest         Rate
                                         ------------    ------------   ------------
ASSETS
Loans, loans held for sale,
  and leases net of unearned interest    $  6,602,776    $     97,859           5.90%
Held-to-maturity securities:
  Taxable                                   1,209,803          10,812           3.56%
  Tax-exempt                                  141,927           2,494           6.99%
Available-for-sale securities:
  Taxable                                   1,585,934          14,508           3.64%
  Tax-exempt                                  144,340           2,436           6.71%
Short-term investments                         59,375             408           2.80%
                                         ------------    ------------
  Total interest earning
    assets and revenue                      9,744,155         128,517           5.25%
Other assets                                  915,620
Less:  allowance for credit losses            (89,873)
                                         ------------
    Total                                $ 10,569,902
                                         ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing              $  2,660,417    $      6,564           0.98%
  Savings                                     773,506           1,465           0.76%
  Other time                                4,049,843          28,074           2.76%
Short-term borrowings                         448,600           1,836           1.63%
Junior subordinated debt                      128,866           2,626           8.11%
Long-term debt                                135,587           2,022           5.93%
                                         ------------    ------------
  Total interest bearing
    liabilities and expense                 8,196,819          42,587           2.07%
Demand deposits -
  noninterest bearing                       1,367,639
Other liabilities                             126,010
                                         ------------
  Total liabilities                         9,690,468
Shareholders' equity                          879,434
                                         ------------
  Total                                  $ 10,569,902
                                         ============    ------------
Net interest revenue                                     $     85,930
                                                         ============
Net interest margin                                                             3.51%
Net interest rate spread                                                        3.18%
Interest bearing liabilities to
   interest earning assets                                                     84.12%

Net interest tax equivalent adjustment                   $      2,261

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                  (Unaudited)

                                                        Year To Date
                                                     December 31, 2005
                                         -------------------------------------------
                                           Average                         Yield/
(Taxable equivalent basis)                 Balance         Interest         Rate
                                         ------------    ------------   ------------
ASSETS
Loans, loans held for sale,
  and leases net of unearned interest    $  7,098,300    $    456,290           6.43%
Held-to-maturity securities:
  Taxable                                   1,100,432          38,839           3.53%
  Tax-exempt                                  143,679          10,027           6.98%
Available-for-sale securities:
  Taxable                                   1,412,600          49,319           3.49%
  Tax-exempt                                  129,519           9,307           7.19%
Short-term investments                        139,444           5,293           3.80%
                                         ------------    ------------
  Total interest earning
    assets and revenue                     10,023,974         569,075           5.68%
Other assets                                1,040,569
Less:  allowance for credit losses            (95,627)
                                         ------------
    Total                                $ 10,968,916
                                         ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing              $  2,849,199    $     38,947           1.37%
  Savings                                     738,555           5,967           0.81%
  Other time                                3,998,864         126,183           3.16%
Short-term borrowings                         526,274          14,080           2.68%
Junior subordinated debt                      138,714          11,142           8.03%
Long-term debt                                137,902           8,060           5.84%
                                         ------------    ------------
  Total interest bearing
    liabilities and expense                 8,389,508         204,379           2.44%
Demand deposits -
  noninterest bearing                       1,523,793
Other liabilities                             120,969
                                         ------------
  Total liabilities                        10,034,270
Shareholders' equity                          934,646
                                         ------------
  Total                                  $ 10,968,916
                                         ============    ------------
Net interest revenue                                     $    364,696
                                                         ============
Net interest margin                                                             3.64%
Net interest rate spread                                                        3.24%
Interest bearing liabilities to
   interest earning assets                                                     83.69%

Net interest tax equivalent adjustment                   $      9,139

                               BancorpSouth, Inc.
                 Average Balances, Interest Income and Expense,
                          and Average Yields and Rates
                             (Dollars in thousands)
                                  (Unaudited)

                                                       Year To Date
                                                     December 31, 2004
                                         -------------------------------------------
                                           Average                          Yield/
(Taxable equivalent basis)                 Balance         Interest         Rate
                                         ------------    ------------   ------------
ASSETS
Loans, loans held for sale,
  and leases net of unearned interest    $  6,451,061    $    378,546           5.87%
Held-to-maturity securities:
  Taxable                                   1,213,525          45,735           3.77%
  Tax-exempt                                  146,103          10,466           7.16%
Available-for-sale securities:
  Taxable                                   1,665,605          60,192           3.61%
  Tax-exempt                                  152,018          10,162           6.69%
Short-term investments                        122,236           1,849           1.51%
                                         ------------    ------------
  Total interest earning
    assets and revenue                      9,750,548         506,950           5.20%
Other assets                                  895,873
Less:  allowance for credit losses            (91,288)
                                         ------------
    Total                                $ 10,555,133
                                         ============

LIABILITIES AND
SHAREHOLDERS' EQUITY
Deposits:
  Demand - interest bearing              $  2,673,026    $     24,193           0.91%
  Savings                                     782,031           5,659           0.72%
  Other time                                4,063,173         109,282           2.69%
Short-term borrowings                         479,129           6,003           1.25%
Junior subordinated debt                      128,866          10,503           8.15%
Long-term debt                                137,354           8,197           5.97%
                                         ------------    ------------
  Total interest bearing
    liabilities and expense                 8,263,579         163,837           1.98%
Demand deposits -
  noninterest bearing                       1,298,290
Other liabilities                             120,000
                                         ------------
  Total liabilities                         9,681,869
Shareholders' equity                          873,264
                                         ------------
  Total                                  $ 10,555,133
                                         ============    ------------
Net interest revenue                                     $    343,113
                                                         ============
Net interest margin                                                             3.52%
Net interest rate spread                                                        3.22%
Interest bearing liabilities to
   interest earning assets                                                     84.75%

Net interest tax equivalent adjustment                   $      9,321

                               BancorpSouth, Inc.
 Reconciliation of Adjusted Earnings and Adjusted Earnings Per Diluted Share to
                     Earnings and Earnings Per Diluted Share
                                   (Unaudited)
                (Dollars in thousands, except per share amounts)

                                                                   Three Months Ended          Twelve Months Ended
                                                                       December 31,                 December 31,
                                                              ----------------------------    ----------------------------
                                                                  2005            2004            2005            2004
                                                              ------------    ------------    ------------    ------------
Earnings - GAAP basis (a)                                     $     34,806    $     24,594    $    115,199    $    110,620

Mortgage servicing asset expense (recovery), net of tax               (470)           (188)         (2,354)         (3,158)
Impact on earnings related to Hurricane Katrina, net of tax         (5,701)             --           2,202              --
Net securities (gains) losses, net of tax                               (6)            916            (291)            408
                                                              ------------    ------------    ------------    ------------

Adjusted earnings (b)                                         $     28,629    $     25,322    $    114,756    $    107,870
                                                              ============    ============    ============    ============

Earnings per diluted share - GAAP basis                       $       0.44    $       0.32    $       1.47    $       1.43
                                                              ============    ============    ============    ============

Adjusted earnings per diluted share (b)                       $       0.36    $       0.33    $       1.46    $       1.39
                                                              ============    ============    ============    ============

Diluted shares used in computing per share amounts:
                   Earnings per share                           78,707,893      76,966,334      78,596,899      77,378,136
                   Adjusted earnings per share                  78,707,893      76,966,334      78,596,899      77,378,136

----------

(a) GAAP is the acronym for generally accepted accounting principles in the United States.

(b) BancorpSouth, Inc. believes its calculation of adjusted earnings per diluted share provides a better measure of the Company's ongoing performance and provides better comparability to prior periods because it excludes volatile non-cash items, the impact on earnings related to Hurricane Katrina and the impact of securities gains or losses. Adjusted earnings per diluted share should not be considered as a measure of financial performance under accounting principles generally accepted in the United States, and the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per diluted share is not a measurement determined in accordance with accounting principles generally accepted in the United States and is, therefore, susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies.